Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-288397) pertaining to the 2025 Stock Incentive Plan and the Executive Deferred Incentive Plan of Ralliant Corporation

(2)Registration Statement (Form S-8 No. 333-288398) pertaining to the Retirement Savings Plan of Ralliant Corporation

of our report dated February 26, 2026, with respect to the consolidated and combined financial statements of Ralliant Corporation included in this Annual Report (Form 10-K) of Ralliant Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Raleigh, North Carolina
February 26, 2026